Exhibit 4.10

UNIT CORPORATION,

THE SUBSIDIARY GUARANTORS PARTIES HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 7, 2013

$400,000,000

6 5/8% Senior Subordinated Notes due 2021

THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 7th day of January, 2013, by and among UNIT CORPORATION, a Delaware corporation (the “Company”), the Subsidiary Guarantors parties hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 18, 2011 (the “Original Indenture”), to provide for the issuance by the Company from time to time of unsecured debentures, notes, and other evidences of indebtedness (the “Debt Securities”), to be issued in one or more series as provided in the Original Indenture;

WHEREAS, on May 18, 2011, the Company issued $250,000,000 aggregate principal amount of its 6 5/8% Senior Subordinated Notes due 2021 (the “2011 Notes”) pursuant to a First Supplemental Indenture to the Original Indenture dated as of May 18, 2011, between the Company, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture”);

WHEREAS, the Original Indenture and the First Supplemental Indenture are incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, on July 24, 2012, the Company issued $400,000,000 aggregate principal amount of its 6 5/8% Senior Subordinated Notes due 2021 (the “2012 Notes”), pursuant to that certain Indenture dated as of July 24, 2012, between the Company and Wilmington Trust, National Association, as trustee, as supplemented by that certain First Supplemental Indenture thereto dated as of July 24, 2012, between the Company, the Subsidiary Guarantors and the trustee;

WHEREAS, pursuant to that certain Registration Rights Agreement dated as of July 24, 2012, between the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company agreed to offer the holders of the 2012 Notes the opportunity to exchange all such outstanding 2012 Notes (and the guarantees thereof) for notes and guarantees registered under the Securities Act of 1933, as amended, with terms that are substantially identical to the 2012 Notes and the guarantees thereof (the “Exchange Offer”);

WHEREAS, the Exchange Offer commenced on November 29, 2012 and expired at 5:00 p.m. (New York City time) on January 4, 2013 and 100% of the 2012 Notes were tendered for exchange pursuant to the Exchange Offer;

WHEREAS, pursuant to Section 1.10 of the First Supplemental Indenture, the Company may from time to time create and issue Additional Notes (as defined in the First Supplemental Indenture) having the same terms and conditions as the 2011 Notes;

WHEREAS, the Company proposes to issue $400,000,000 65/8% Senior Subordinated Notes due 2021 as Additional Notes under the First Supplemental Indenture and in exchange for the 2012 Notes tendered in the Exchange Offer; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done or performed.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

6 5/8% SENIOR SUBORDINATED NOTES DUE 2021

Section 1.01. Establishment. There is hereby established under the Indenture, an additional $400,000,000 of the Company’s 6 5/8% Senior Subordinated Notes due 2021 (the “Exchange Notes”), which are to be issued as Additional Notes under the First Supplemental Indenture and in exchange for the 2012 Notes tendered in the Exchange Offer. The Exchange Notes are consolidated with and form a single series with the 2011 Notes for all purposes under the Indenture, including, without limitation, amendments, waivers and redemptions.

There are to be authenticated and delivered Exchange Notes in an aggregate principal amount of $400,000,000. The Exchange Notes shall be issued in fully registered form without coupons.

The Exchange Notes shall be issued in the form of one or more Global Securities (as defined in the First Supplemental Indenture) in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Exchange Notes shall be The Depository Trust Company.

ARTICLE 2

SUBSIDIARY GUARANTEES

Section 2.01. Guarantee. Each Subsidiary Guarantor party hereto confirms and acknowledges its continuing joint and several and full and unconditional guaranty of the Exchange Notes as set forth in Article 2 of the First Supplemental Indenture.

2

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 3.02. NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH EXCHANGE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 3.03. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture and each Exchange Note by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.04. Separability. In case any provision in this Second Supplemental Indenture or in any Exchange Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Trustee Matters. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Exchange Notes. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Exchange Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 3.06 Ratification and Incorporation of Original Indenture and First Supplemental Indenture. As supplemented hereby, the Original Indenture and the First Supplemental Indenture are in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. The changes, modifications and supplements to the Original Indenture and the First Supplemental Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Exchange Notes, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Second Supplemental Indenture shall supersede any conflicting provisions in the Original Indenture or First Supplemental Indenture.

[signature pages follow]

3

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

UNIT CORPORATION

By:	/s/ Larry D. Pinkston
Name:	Larry D. Pinkston
Title:	President and Chief Executive Officer

UNIT DRILLING COMPANY UNIT PETROLEUM COMPANY UNIT TEXAS COMPANY UNIT DRILLING AND EXPLORATION COMPANY PETROLEUM SUPPLY COMPANY

By:	/s/ Mark E. Schell
Name:	Mark E. Schell
Title:	Senior Vice President

UNIT DRILLING USA COLOMBIA, L.L.C. UNIT DRILLING COLOMBIA, L.L.C.

By:	/s/ Mark E. Schell
Name:	Mark E. Schell
Title:	Manager

[Signature Page to Second Supplemental Indenture]

UNIT TEXAS DRILLING, L.L.C. PRESTON COUNTY GAS GATHERING, L.L.C.

By:	/s/ Mark. E. Schell
Name:	Mark E. Schell
Title:	Manager

By:	/s/ Larry D. Pinkston
Name:	Larry D. Pinkston
Title:	Manager

SUPERIOR PIPELINE COMPANY, L.L.C.
SUPERIOR PIPELINE TEXAS, L.L.C.
SUPERIOR APPALACHIAN PIPELINE,
L.L.C.

By:	/s/ Mark E. Schell
Name:	Mark E. Schell
Title:	Manager

By:	/s/ Larry D. Pinkston
Name:	Larry D. Pinkston
Title:	Manager

By:	/s/ Robert H. Parks
Name:	Robert H. Parks
Title:	Manager

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

6 5/8% Senior Subordinated Note due 2021

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UNIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

CUSIP No. 909218 AB5

ISIN No. US909218AB56

6 5/8% Senior Subordinated Notes due 2021

Principal amount at Maturity $400,000,000

UNIT CORPORATION

Unit Corporation, a Delaware corporation (the “Company”) promises to pay to Cede & Co., or registered assigns, the principal sum of 400,000,000 Dollars on May 15, 2021 or such greater or lesser amount as may be indicated on Schedule A hereto.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2013

Regular Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

UNIT CORPORATION

By:
Name:	Larry D. Pinkston
Title:	President and Chief Executive Officer

By:
Name:	Mark E. Schell
Title:	Senior Vice President and Secretary

Attest:

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date: January 7, 2013

[REVERSE OF NOTE]

6 5/8% Senior Subordinated Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Unit Corporation, a Delaware corporation (together with its permitted successors, the “Company”), promises to pay interest on the principal amount of this Note at 65/8% per annum from November 15, 2012 until the principal hereof is paid or made available for payment. The Company shall pay interest, if any, semi-annually in arrears on May 15 and November 15 of each such year, commencing May 15, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2012; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 15 or November 15 to occur after the date of issuance, unless such May 15 or November 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 15 or November 15 to occur after the date of issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name(s) this Note is registered at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each, a “Regular Record Date”); provided that interest payable at the Stated Maturity or on a Redemption Date as provided in the Indenture will be paid to the Person to whom principal is payable. The Notes shall be payable as to principal of or premium, if any, or interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Company issued the Notes under an Indenture, dated as of May 18, 2011 (the “Original Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 18, 2011, among the Company, the Subsidiary Guarantors (as defined therein) parties thereto and the Trustee (the “First Supplemental Indenture”), as further supplemented by the Second Supplemental Indenture, dated as of January 7, 2013, among the Company, the Subsidiary Guarantors (as defined therein) parties thereto and the Trustee (the “Second Supplemental Indenture”; and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially in the aggregate principal amount of $400,000,000. Subject to compliance with Section 1.10 of the First Supplemental Indenture, the Company is permitted to issue Additional Notes under the Indenture in an unlimited principal amount. Any such Additional Notes that may be issued shall be treated as issued and outstanding Notes for all purposes of the Indenture, unless the context clearly indicates otherwise.

(5) Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

(6) Guarantees. This Note is guaranteed by the Persons, if any, specified as Subsidiary Guarantors in the Indenture to the extent provided in the Indenture. The Subsidiary Guarantees are subordinated to the Senior Indebtedness of the applicable Subsidiary Guarantor in the manner and to the extent provided in the Indenture. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

(7) Optional Redemption.

(a) Except as set forth in Section 1.08 of the First Supplemental Indenture and clauses (b) and (c) of this Paragraph 7, the Notes are not redeemable until May 15, 2016. On and after May 15, 2016, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes (the “Redemption Price”), if any, to the applicable redemption date (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date) (a “Redemption Date”), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR	Percentage
2016	103.313%
2017	102.208%
2018	101.104%
2019 and thereafter	100.000%

(b) Notwithstanding the provisions of clause (a) of this Paragraph 7, prior to May 15, 2014, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes issued under the Indenture at a redemption price equal to 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds of one or more equity offerings; provided that (1) at least 65% of the original principal amount of Notes issued under the Indenture remains Outstanding immediately after the occurrence of such redemption; and (2) that such redemption shall occur within 90 days of the date of the closing of such equity offering.

(c) In addition, at any time prior to May 15, 2016, the Company may redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(8) Offer to Repurchase Upon Change of Control. Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(9) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its address appearing in the Securities Register. The Company shall notify the Trustee of the Redemption Price with respect to the redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating the Redemption Price.

(10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Every Note presented or surrendered for registration of transfer or exchange will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. The Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of the notice of redemption or any Note so selected for redemption in whole or in part, except in the case of Notes to be redeemed in part, the portion thereof not being redeemed. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes) or compliance with any provision of the Indenture, the Subsidiary Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantee or the Notes may be amended or supplemented in certain limited respects as set forth in the Indenture.

(13) Events of Default. Events of Default include (1) failure to pay principal of or premium, if any, on any Note when due at its Stated Maturity; (2) failure to pay any interest on any Note when due, which failure continues for 30 calendar days; (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 3.10 of the First Supplemental Indenture; (4) failure by the Company to comply with any of its obligations under Article 3 of the First Supplemental Indenture (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (5) of this paragraph 13 and other than a failure to comply with Section 3.10 of the First Supplemental Indenture which is covered by clause (3) of this Paragraph 13), which failure or breach continues for 30 calendar days after written notice thereof has been given to the Company as provided in the Indenture; (5) failure to redeem or repurchase any Note when required to do so under the terms thereof; (6) failure to perform, or breach of, any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which failure or breach continues for 60 calendar days after written notice thereof has been given to the Company as provided in the Indenture; (7) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or a Significant Subsidiary, the unpaid principal amount of which is not less than $25 million, which default results in the acceleration of the maturity of the Indebtedness prior to its stated maturity or occurs at the final maturity thereof; (8) specified events of bankruptcy, insolvency, or reorganization involving the Company or a Significant Subsidiary; (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or (10) any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. If any Event of Default (other than an Event of Default specified in clause (8) of this paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) of this paragraph 13, all outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. However, at any time after a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the Notes may, under specified circumstances, rescind and annul such acceleration.

Subject to the duty of the Trustee to act with the required standard of care during an Event of Default, the Trustee will have no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders of the Notes, unless holders of the Notes shall have furnished to the Trustee reasonable security or indemnity. Subject to the provisions of the Indenture, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

Pursuant to the Trust Indenture Act, the Trustee is required, within 90 calendar days after the occurrence of a Default in respect of the Notes, to give to the Holders of the Notes notice of all uncured Defaults known to it, except that (x) in the case of a Default in the performance of any covenant of the character contemplated in clause (4) of this paragraph 13, no notice will be given until at least 30 calendar days after the occurrence of the Default, and (y) other than in the case of a Default of the character contemplated in clause (1) or (2) of this paragraph 13, the Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the Holders of the Notes.

No Holder of a Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless: (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to institute a proceeding in respect of the Event of Default; (c) the Holder or Holders have furnished reasonable indemnity to the Trustee to institute the proceeding as Trustee; (d) the Trustee has not received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with the request; and (e) the Trustee has failed to institute the proceeding within 60 calendar days. However, the limitations described above do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and interest on or after the applicable due dates for the payment of such principal and interest.

(14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the terms of the Indenture, may otherwise deal with the Company with the same rights it would have if it were not Trustee.

(15) No Recourse Against Others. No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any of the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

(17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP, ISIN or Other Similar Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, ISIN or other similar numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the First Supplemental Indenture, dated as of May 18, 2011 (the “Indenture”), among Unit Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Two of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

UNIT DRILLING COMPANY
UNIT PETROLEUM COMPANY
UNIT TEXAS COMPANY
UNIT DRILLING AND EXPLORATION COMPANY
PETROLEUM SUPPLY COMPANY

By:
Name:	Mark E. Schell
Title:	Senior Vice President

UNIT DRILLING USA COLOMBIA, L.L.C.
UNIT DRILLING COLOMBIA, L.L.C.

By:
Name:	Mark E. Schell
Title:	Manager

UNIT TEXAS DRILLING, L.L.C.
PRESTON COUNTY GAS GATHERING, L.L.C.

By:
Name:	Mark E. Schell
Title:	Manager

By:
Name:	Larry D. Pinkston
Title:	Manager

SUPERIOR PIPELINE COMPANY, L.L.C.
SUPERIOR PIPELINE TEXAS, L.L.C.
SUPERIOR APPALACHIAN PIPELINE, L.L.C.

By:
Name:	Mark E. Schell
Title:	Manager

By:
Name:	Larry D. Pinkston
Title:	Manager

By:
Name:	Robert H. Parks
Title:	Manager

Dated: January 7, 2013